UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 26, 2022

CIM Real Estate Finance Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Commission file number 000-54939

Maryland		27-3148022
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification Number)
2398 East Camelback Road, 4th Floor
Phoenix,	Arizona	85016
(Address of principal executive offices)		(Zip Code)
	(602)	778-8700
(Registrant’s telephone number, including area code)
None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01	Entry into a Material Definitive Agreement.
On June 1, 2022, (the “Closing Date”), CMFT Real Estate Securities I, LLC (the “Seller”), an indirect wholly-owned subsidiary of CIM Real Estate Finance Trust (the “Company”), entered into a Master Repurchase Agreement with J.P. Morgan Securities LLC (the “Buyer”), in which the Buyer and Seller may agree to transfer securities or other assets (“Securities”) against the transfer of funds by the Buyer, with a simultaneous agreement by the Buyer to transfer to Seller such Securities at a date certain or on demand, against the transfer of funds by the Seller.
Pursuant to the Repurchase Agreement, the initial purchase price for an asset is the price at which Securities are transferred by Seller to Buyer (the “Purchase Price”) and thereafter, except where Buyer and Seller agree otherwise, such price increased by the amount of any cash transferred as a margin deficit or margin excess. The repurchase price of a purchased asset is equal to the sum of the Purchase Price and a pricing rate designated by the Buyer in its sole discretion (“Price Differential”) as of the date of such determination.
The foregoing summary of the Repurchase Agreement does not purport to be a complete description and is qualified in its entirety by the full text of the Repurchase Agreement, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.
As previously reported, on December 20, 2021, certain subsidiaries (collectively, the “Seller”) of CIM Real Estate Finance Trust, Inc. (the “Company” or “CMFT”) entered into an Agreement of Purchase and Sale, as amended (the “Purchase and Sale Agreement”), with American Finance Trust, Inc. (now known as The Necessity Retail REIT, Inc.) (NASDAQ: RTL) (“RTL”), American Finance Operating Partnership, L.P. (now known as The Necessity Retail REIT Operating Partnership, L.P.) (“RTL OP”), and certain of their subsidiaries (collectively, the “Purchaser”). The Purchaser is not affiliated with the Seller. Under the terms of the Purchase and Sale Agreement, the Seller agreed to sell to the Purchaser 79 shopping centers and two single-tenant properties encompassing approximately 9.5 million gross rentable square feet of commercial space across 27 states for total consideration of $1.32 billion (the “Purchase Price”). The Purchase Price includes the Purchaser’s option to seek the assumption of certain existing debt, and Purchaser’s issuance of up to $53.4 million in value of RTL’s Class A common stock, par value $0.01 per share (“RTL Common Stock”), or Class A units in RTL OP, subject to certain limits described more fully in the Purchase and Sale Agreement.
The sale of 80 properties under contract for sale pursuant to the Purchase and Sale Agreement closed in tranches during the first and second quarters of 2022 for total consideration of $1.28 billion, which consisted of $1.22 billion in cash proceeds (inclusive of $23.5 million in earnout proceeds) and $53.4 million of RTL Common Stock, which shares are restricted and subject to certain registration rights as described in the Purchase and Sale Agreement. The remaining property pursuant to the Purchase and Sale Agreement is expected to close during the second quarter of 2022.
The Company previously reported in its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 15, 2022, that it completed the disposition of 44 properties on February 11, 2022 (the “First Closing Properties”).
After the total repayment and assumptions of approximately $843.2 million of debt and $10.9 million of transaction costs, the Company will redeploy approximately $437.1 million of net sale proceeds into investments in senior secured loans and credit leases, consistent with its core business strategy as a credit-focused real estate investment trust.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03 in its entirety.

Item 9.01	Financial Statements and Exhibits.
Explanatory Note
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company is providing the pro forma financial information required by Item 9.01 related to the sale of 36 properties subsequent to February 11, 2022, along with the First Closing Properties and the expected sale of one remaining property.

The accompanying unaudited pro forma condensed consolidated balance sheet of the Company as of March 31, 2022 is presented as if the closing of all 81 properties (the “Closing”) had occurred on March 31, 2022. The accompanying unaudited pro forma condensed consolidated statements of operations of the Company for the three months ended March 31, 2022 and for the year ended December 31, 2021 are presented as if the Closing had occurred on January 1, 2021.
The accompanying unaudited pro forma condensed consolidated financial statements reflect all adjustments that, in the opinion of management, are necessary to present fairly the pro forma financial position and results of operations of the Company as of and for the periods indicated; however, the accompanying unaudited pro forma condensed consolidated financial statements are not intended to be indicative of the financial position or results of operations that would have actually occurred nor do they purport to represent the financial position or results of operations for future periods. The retrospectively adjusted financial position and results of operations for the indicated periods when reported in the post-sale periodic reports may differ from the pro forma financial statements presented herein. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical consolidated financial statements and notes accompanying the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2022 and the Company’s Annual Report on Form 10-K for the year ended December 31, 2021. The unaudited pro forma condensed consolidated statements of operations do not include the impact of any strategies that management may have considered in order to efficiently manage the Company's operations had the sale occurred on January 1, 2021. Pro forma adjustments have not been made in the accompanying pro forma condensed consolidated statements of operations of the Company for the estimated gain on disposition resulting from the sale, for any reimbursements or payments resulting from the sale, or for the use of proceeds resulting from the sale.

Financial Statements and Exhibits
(b) Pro Forma Financial Information
Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2022 (Unaudited)	4
Pro Forma Condensed Consolidated Statement of Operations for the Three Months Ended March 31, 2022 (Unaudited)	5
Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2021 (Unaudited)	6
Notes to Pro Forma Condensed Consolidated Financial Statements (Unaudited)	7

(c) Shell Company Transactions
None

(d) Exhibits

Exhibit No.	Description

10.1	Master Repurchase Agreement, dated June 1, 2022, by and between CMFT Real Estate Securities I, LLC and J.P. Morgan Securities LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

CIM REAL ESTATE FINANCE TRUST, INC.
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
As of March 31, 2022
(in thousands, except share and per share amounts) (Unaudited)

	As Reported	Disposition Transaction Accounting Adjustments		Pro - Forma
	(a)	(b)
ASSETS
Real estate assets:
Land	$628,630	$—		$628,630
Buildings, fixtures and improvements	1,621,687	(457)		1,621,230
Intangible lease assets	300,996	(4)		300,992
Condominium developments	158,145	—		158,145
Total real estate assets, at cost	2,709,458	(461)		2,708,997
Less: accumulated depreciation and amortization	(231,543)	—		(231,543)
Total real estate assets, net	2,477,915	(461)		2,477,454
Investments in unconsolidated entities	78,443	—		78,443
Real estate-related securities ($186,070 held at fair value)	254,313	—		254,313
Loans held-for-investment and related receivables, net	3,346,198	—		3,346,198
Less: Current expected credit losses	(19,150)	—		(19,150)
Total loans held-for-investment and related receivables, net	3,327,048	—		3,327,048
Cash and cash equivalents	165,111	187,070	(c)	352,181
Restricted cash	72,486	(2,703)		69,783
Rents and tenant receivables, net	42,925	(14,446)		28,479
Prepaid expenses and other assets	52,940	(23,130)		29,810
Deferred costs, net	9,770	—		9,770
Assets held for sale	487,469	(481,414)	(d)	6,055
Total assets	$6,968,420	$(335,084)		$6,633,336
LIABILITIES AND STOCKHOLDERS’ EQUITY
Repurchase facilities, notes payable and credit facilities, net	$4,181,313	$(346,830)	(e)	$3,834,483
Accrued expenses and accounts payable	29,979	(6,782)		23,197
Due to affiliates	16,051	—		16,051
Intangible lease liabilities, net	21,086	—		21,086
Distributions payable	13,339	—		13,339
Deferred rental income, derivative liabilities and other liabilities	11,383	(2,860)		8,523
Total liabilities	4,273,151	(356,472)		3,916,679
Commitments and contingencies
Redeemable common stock	170,599	—		170,599
STOCKHOLDERS’ EQUITY
Preferred stock, $0.01 par value per share	—	—		—
Common stock, $0.01 par value per share	4,374	—		4,374
Capital in excess of par value	3,529,163	—		3,529,163
Accumulated distributions in excess of earnings	(1,009,487)	21,388	(f)	(988,099)
Accumulated other comprehensive loss	(448)	—		(448)
Total stockholders’ equity	2,523,602	21,388		2,544,990
Non-controlling interests	1,068	—		1,068
Total equity	$2,524,670	$21,388		$2,546,058
Total liabilities, redeemable common stock, non-controlling interests and stockholders’ equity	$6,968,420	$(335,084)		$6,633,336
The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

CIM REAL ESTATE FINANCE TRUST, INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Three Months Ended March 31, 2022
(in thousands, except share and per share amounts) (Unaudited)

	Three Months Ended March 31, 2022 As Reported	Disposition Transaction Accounting Adjustments		Three Months Ended March 31, 2022 Pro - Forma
	(a)	(b)
Revenues:
Rental and other property income	$73,736	$(25,514)		$48,222
Interest income	31,463	—		31,463
Total revenues	105,199	(25,514)		79,685
Operating expenses:
General and administrative	3,475	(23)		3,452
Property operating	7,727	(5,341)		2,386
Real estate tax	6,713	(4,299)		2,414
Expense reimbursements to related parties	3,694	—		3,694
Management fees	13,347	(94)	(c)	13,253
Transaction-related	7	—		7
Depreciation and amortization	19,141	—		19,141
Real estate impairment	3,291	—		3,291
Increase in provision for credit losses	4,709	—		4,709
Total operating expenses	62,104	(9,757)		52,347
Gain on disposition of real estate and condominium developments, net	32,574	1,168		33,742
Operating income	75,669	(14,589)		61,080
Other expense:
Gain on investment in unconsolidated entities	5,340	—		5,340
Interest expense and other, net	(31,037)	5,926	(d)	(25,111)
Loss on extinguishment of debt	(10,871)	9,130	(e)	(1,741)
Total other expense	(36,568)	15,056		(21,512)
Net income	39,101	467		39,568
Net income allocated to noncontrolling interest	9	—		9
Net income attributable to the Company	$39,092	$467		$39,559

Weighted average number of common shares outstanding:
Basic and diluted	437,374,008	—		437,374,008
Net income per common share:
Basic and diluted	$0.09	$—		$0.09
The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

CIM REAL ESTATE FINANCE TRUST, INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2021
(in thousands, except share and per share amounts) (Unaudited)

	Year Ended December 31, 2021 As Reported	Disposition Transaction Accounting Adjustments		Year Ended December 31, 2021 Pro - Forma
	(a)	(b)
Revenues:
Rental and other property income	$295,164	$(146,960)		$148,204
Interest income	70,561	—		70,561
Total revenues	365,725	(146,960)		218,765
Operating expenses:
General and administrative	15,078	(83)		14,995
Property operating	47,559	(26,269)		21,290
Real estate tax	34,943	(23,690)		11,253
Expense reimbursements to related parties	11,624	—		11,624
Management fees	47,020	(1,057)	(c)	45,963
Transaction-related	315	—		315
Depreciation and amortization	95,190	(41,976)		53,214
Real estate impairment	18,078	(982)		17,096
Increase in provision for credit losses	2,881	—		2,881
Total operating expenses	272,688	(94,057)		178,631
Gain on disposition of real estate and condominium developments, net	83,045	—		83,045
Merger-related expenses, net	(1,404)	—		(1,404)
Operating income	174,678	(52,903)		121,775
Other expense:
Gain on investment in unconsolidated entities	606	—		606
Interest expense and other, net	(83,899)	24,276	(d)	(59,623)
Loss on extinguishment of debt	(4,895)	31		(4,864)
Total other expenses	(88,188)	24,307		(63,881)
Net income	86,490	(28,596)		57,894
Net income allocated to noncontrolling interest	—	—		—
Net income attributable to the Company	$86,490	$(28,596)		$57,894

Weighted average number of common shares outstanding:
Basic and diluted	365,726,453	—		365,726,453
Net income per common share:
Basic and diluted	$0.24	$(0.08)		$0.16
The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

CIM REAL ESTATE FINANCE TRUST, INC.
NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
TRANSACTION ACCOUNTING ADJUSTMENTS
The transaction accounting adjustments are based on our preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed consolidated financial information:
Adjustments to the Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2022
(a)Reflects the Company’s historical unaudited condensed consolidated balance sheet as of March 31, 2022, which was included in the Company’s Quarterly Report on Form 10-Q, as filed with the SEC on May 11, 2022.
(b)Reflects the Company’s property-level historical financial position related to the properties involved in the Closing as of March 31, 2022, except for certain of the pro forma adjustments described below that are a direct result of the transaction.
Cash and cash equivalents
(c)Reflects the remaining $538.0 million cash consideration received subsequent to March 31, 2022 under the Closing, less certain other amounts including, but not limited to, the following: the assumption by the Purchaser and paydown of $337.2 million of certain mortgage notes, the repayment of $9.6 million on the secured first lien mortgage loan, and $2.1 million in certain transaction costs.
Assets held for sale
(d)Reflects the carrying value of the remaining 25 properties subject to the Purchase and Sale Agreement as of March 31, 2022. As of March 31, 2022, the sale of 56 properties closed under the Purchase and Sale Agreement.
Repurchase facilities, notes payable and credit facilities, net
(e)Reflects certain amounts repaid or assumed under the Closing as discussed in (c) above, including, but not limited to, the following: the assumption by the Purchaser and paydown of certain mortgage notes and the repayment of the secured first lien mortgage loan. Also reflects the adjustment of the deferred financing costs related to such debt.
Accumulated distributions in excess of earnings
(f)Reflects the estimated net increase in equity resulting from the Closing, net of the assumption by the Purchaser of certain mortgage notes.
Adjustments to the Unaudited Pro Forma Condensed Consolidated Statements of Operations for the Three Months Ended March 31, 2022 and the Year Ended December 31, 2021
(a)Reflects the historical unaudited condensed consolidated statements of operations for the three months ended March 31, 2022 and the year ended December 31, 2021, which were included in the Quarterly Report on Form 10-Q, as filed with the SEC on May 11, 2022, and the Annual Report on Form 10-K, as filed with the SEC on March 31, 2022, respectively.
(b)Reflects the Company’s property-level historical results of operations related to the properties involved in the Closing for the three months ended March 31, 2022, and the Company’s property-level historical results of operations related to the properties involved in the Closing for the year ended December 31, 2021, except the pro forma adjustments described below that are a direct result of the transaction.
Management fees
(c)Reflects adjustments to CMFT’s management fee during the periods presented, which has been pro-rated based on average equity under management pursuant to the Management Agreement as if the Closing had occurred January 1, 2021.
Interest expense and other, net
(d)Reflects reduced interest expense as a result of certain debt repayments and assumptions related to the properties involved in the Closing, including, but not limited to, the following: the assumption by the Purchaser and paydown of certain mortgage notes and the repayment of the secured first lien mortgage loan. For certain terms of CMFT’s debt outstanding, see Note 9 — Repurchase Facilities, Credit Facilities, and Notes Payable to the condensed consolidated financial statements in the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2022 and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

CIM REAL ESTATE FINANCE TRUST, INC.
NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
Loss on extinguishment of debt
(e)Reflects a reduced loss on extinguishment of debt during the three months ended March 31, 2022 that was recognized in relation to certain debt repayments and assumptions related to the properties involved in the Closing.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 2, 2022	CIM REAL ESTATE FINANCE TRUST, INC.
	By:	/s/ Nathan D. DeBacker
	Name:	Nathan D. DeBacker
	Title:	Chief Financial Officer and Treasurer
(Principal Financial Officer)